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                                 EXHIBIT 4.1

                                RISCORP, INC.
                     1995 NONQUALIFIED STOCK OPTION PLAN




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                                 RISCORP, INC.
                      1995 NONQUALIFIED STOCK OPTION PLAN

         THIS INDENTURE is made this 21st day of November 1995 by RISCORP, Inc., a Florida corporation (hereinafter called the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Company desires to promote in its employees and employees of its affiliates the strongest interest in the growth and success of the business of the Company and the assurance that they will share in the prosperity of the business of the Company;

         WHEREAS, to that end the Company desires to provide those employees who are eligible hereunder with nonqualified stock options to purchase shares of the Company and, accordingly, has formulated the stock option plan herein embodied;

         NOW THEREFORE, the Company does hereby establish the RISCORP, Inc. 1995 Stock Option Plan (hereinafter called the "Plan") so that it shall read in its entirety as follows:
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                                 RISCORP, INC.
                      1995 NONQUALIFIED STOCK OPTION PLAN


                                                                          Page
                                                                          ----
SECTION 1        DEFINITIONS                                               1

SECTION 2        ADMINISTRATION                                            2

SECTION 3        ELIGIBILITY                                               2

SECTION 4        SHARES SUBJECT TO PLAN                                    3

SECTION 5        TERMS AND CONDITIONS                                      3

SECTION 6        TERM OF PLAN                                              3

SECTION 7        INDEMNIFICATION OF COMMITTEE                              4

SECTION 8        AMENDMENT AND TERMINATION OF THE PLAN                     4

SECTION 9        NO OBLIGATION TO EXERCISE OPTION                          4

SECTION 10       ADJUSTMENT IN OPTION SHARES AND
                 EXERCISE PRICE                                            4

SECTION 11       GENERAL RESTRICTION                                       5

SECTION 12       RIGHTS AS A STOCKHOLDER                                   5

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                                 RISCORP, INC.
                      1995 NONQUALIFIED STOCK OPTION PLAN

                                   SECTION 1
                                  DEFINITIONS

         Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

         1.1     "Act" means the Securities Exchange Act of 1934.

         1.2 "Affiliate" means (a) an entity that directly or through one or more intermediaries is controlled by the Company, (b) any entity in which the Company has a significant equity interest, as determined by the Company and
(c) each Griffin Company.

         1.3 "Agreement" means a Stock Option Agreement, which is an agreement subject to the terms of the Plan.

         1.4 "Board of Directors" means the Board of Directors of the Company.

         1.5     "Code" means the Internal Revenue Code of 1986, as amended.

         1.6 "Committee" means the committee appointed by the Board of Directors to administer the Plan.

         1.7 "Employee" means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act and any consultant retained to provide services to the Company or an Affiliate.

         1.8 "Griffin Company" means any entity in which William D. Griffin owns, directly or indirectly (after application of the attribution rules of Section 318 of the Code), 50% or more of the total outstanding equity interests, determined on a voting or value basis.

         1.9 "Option" means an option to purchase Shares pursuant to and in accordance with the provisions of the Plan.

         1.10 "Optionee" means an Employee who is granted an Option pursuant to and in accordance with the provisions of the Plan.

         1.11 "Option Shares" means Shares subject to and issued pursuant to an exercise of an Option granted under the Plan.
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         1.12    "Share" means a share of the Class A common stock of the
Company and/or any shares of stock of another corporation or corporations issued in exchange for a share of Class A common stock of the Company as a result of a merger, consolidation or other adjustment to the capital structure of the Company.

                                   SECTION 2
                                 ADMINISTRATION

         2.1 Delegation to Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board of Directors. After the registration of an equity security of the Company under
Section 12 of the Act, the Committee shall consist of at least two (2) members of the Board of Directors and no person shall be appointed as a member of the Committee who is, or within one (1) year prior to his becoming a member of the Committee was, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or an "affiliate" within the meaning of Rule 16b-3 under Section 16(b) of the Act, except that participation in any plan which does not disqualify a director from being disinterested as provided in Rule 16b-3 shall not disqualify a person from being a member of the Committee. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

         2.2 Committee Actions. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts approved by the majority of the Committee in a meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. A quorum shall be present at any meeting of the Committee which a majority of the Committee members attend.

         2.3 Finality. The Committee shall have the authority in its sole discretion to interpret the Plan, to grant Options under and in accordance with the provisions of the Plan, and to make all other determinations and to take all other actions it deems necessary or advisable for the implementation and administration of the Plan or Agreements thereunder, except to the extent such powers are herein reserved by the Board of Directors. All actions of the Board of Directors and the Committee shall be final, conclusive, and binding upon the Optionees. No member of the Board of Directors or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant of an Option thereunder.

                                   SECTION 3
                                  ELIGIBILITY

         Employees who are designated by the Committee upon the recommendation of the officers of the Company shall be eligible to receive Options under the Plan on the terms and subject to the restrictions hereinafter set forth.

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                                   SECTION 4
                             SHARES SUBJECT TO PLAN

         4.1 The aggregate number of Option Shares which may be issued under the Plan shall at no time exceed 3,118,832. The number of Shares with respect to which an Option may be granted to any individual shall be determined by the Committee. The limitations established by this Section shall be subject to adjustment in accordance with the provisions of the Plan. Notwithstanding the foregoing, to the extent required under Code Section 162(m) and the regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of Shares with respect to which Options may be granted during any one year period to any Employee shall not exceed 500,000 Shares.

         4.2 In the event that an Option expires or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

         4.3 In the event that an Optionee delivers Shares as payment of the exercise price for an Option, such Shares may be subjected to Options under the Plan.

                                   SECTION 5
                              TERMS AND CONDITIONS

         5.1 Grant of Option. Each Option granted pursuant to the Plan shall be authorized by the Committee.

         5.2 Stock Option Agreement. Each Option shall be evidenced by an Agreement, in such form and containing such terms and conditions as the Committee from time to time may determine, provided that each Agreement:

                 (a) shall state the number of Option Shares to which it pertains;

                 (b)      shall state the exercise price and exercise period;
         and

                 (c)      shall provide that the Option is exercisable, with
         respect to the   number of Shares to which it pertains, only if and to
         the extent that the Optionee is vested pursuant to the vesting provisions set forth in the Agreement.

                                   SECTION 6
                                  TERM OF PLAN

         The Plan shall be effective on the date hereof and shall continue to be effective until ten (10) years following the earlier of the effective date of the Plan or the date the stockholders approve the Plan, unless sooner terminated by the Board of Directors


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pursuant to Section 8 hereof.  The Company shall submit the Plan to its stockholders for approval within twelve (12) months of the adoption of the Plan by the Board of Directors.

                                   SECTION 7
                          INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification that the members of the Committee may have, each member of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by it in settlement thereof (provided the settlement has received the prior approval of the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of its duties; provided that promptly after the institution of the action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend such matter. Upon the delivery to the Committee member of written notice of assumption by the Company of the defense of such matter, the Company will not be responsible to the Committee member for any further fees and disbursements relating to the defense of such matter, including fees and disbursements of counsel.

                                   SECTION 8
                     AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan or revise or amend it in any respect whatsoever.

                                   SECTION 9
                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Optionee to exercise the Option.

                                   SECTION 10
                 ADJUSTMENT IN OPTION SHARES AND EXERCISE PRICE

         If (i) the number of shares shall be increased or reduced by a change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, or (ii) the Company engages in a transaction for which the Committee determines an adjustment is appropriate, then the Committee may make an adjustment in the number and kind of Shares available for the


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granting of Options under the Plan.  In addition, the Committee may, in its sole and absolute discretion, make an adjustment in the number, kind and price of Shares as to which outstanding Options, or the portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest is maintained as before the occurrence of the event. The adjustment in outstanding Options will be made without change in the total price applicable to the unexecuted portion of the Option and, if necessary, with a corresponding adjustment in the Option price per share. Any fractional Shares resulting from such adjustments shall be eliminated. All adjustments made by the Committee under this Section shall be conclusive.

         Notwithstanding the foregoing paragraph, the Committee shall have the right to terminate the Options granted under the Plan in consideration of the payment to the Optionees of the difference between (a) and (b) where (a) equals the then fair market value of the Option Shares to the extent vested and (b) equals the Option price for the Option Shares to the extent vested. Alternatively, upon termination of an Option granted under the Plan, the Committee may grant the Optionee a substitute option to acquire an equity interest in an Affiliate in the manner set forth in the Agreement.

                                   SECTION 11
                              GENERAL RESTRICTION

         Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any Option shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock Options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. Each Optionee shall, prior to the exercise of an Option, deliver to the Company such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Shares to be acquired pursuant to the exercise of an Option are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

                                   SECTION 12
                            RIGHTS AS A STOCKHOLDER

         An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Option or Option Shares until the date of the issuance of a stock certificate to him for the Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions


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or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the day and year first above written.


                                            RISCORP, INC.

                                            /s/  Edward J. Hammel
                                            ------------------------------
                                            By: Edward J. Hammel
                                            Title: Vice President
ATTEST:


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Title:
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         [CORPORATE SEAL]




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